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                                             DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                                                    MONTHLY SERVICING REPORT
                                           SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                                                    TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1998
DISTRIBUTION DATE: 5/15/98



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                      Per $1,000 of  Original
                                                                                                           Class A/Class B
                                                                                                          Certificate Amount
                                                                                                        -----------------------
   (i) Principal Distribution
           Class A Amount                                                       $   8,730,791.04         $      15.313013
           Class B Amount                                                       $     459,515.32         $      15.313013
  (ii) Interest Distribution
           Class A Amount                                                       $     567,656.77         $       0.995618
           Class B Amount                                                       $      29,876.67         $       0.995618
 (iii) Amount of Distribution allocable to the Yield Supplement Amount          $       6,414.33
           Class A Amount                                                       $       6,093.61
           Class B Amount                                                       $         320.72
       Amount of Distribution allocable to the (Excess) Shortfall Amount        $      11,191.03
           Class A Percentage                                                   $      10,631.48
           Class B Percentage                                                   $         559.55
  (iv) Monthly Servicing Fee                                                    $     102,142.47         $       0.170191
           Monthly Supplemental Servicing Fee                                   $           0.00         $       0.000000
           Class A Percentage of the Servicing Fee                              $      97,035.35         $       0.170191
           Class A Percentage of the Supplemental Servicing Fee                 $           0.00         $       0.000000
           Class B Percentage of the Servicing Fee                              $       5,107.12         $       0.170191
           Class B Percentage of the Supplemental Servicing Fee                 $           0.00
   (v) Class A Principal Balance (end of Collection Period)                     $ 107,711,623.81
       Class A Pool Factor (end of Collection Period)                                  18.891638%
       Class B Principal Balance (end of Collection Period)                     $   5,669,032.83
       Class B Pool Factor (end of Collection Period)                                  18.891638%
  (vi) Pool Balance (end of Collection Period)                                  $ 113,380,656.64

 (vii) Class A Interest Carryover Shortfall                                     $           0.00
       Class A Principal Carryover Shortfall                                    $           0.00
       Class B Interest Carryover Shortfall                                     $           0.00
       Class B Principal Carryover Shortfall                                    $           0.00

(viii) Amount Otherwise Distributable to the Seller that is Distributed
       to Either the Class A or Class B Certificateholders                      $           0.00         $       0.000000


  (ix) Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                       $   6,001,631.84
           Class B Amount                                                       $           0.00

   (x)  Aggregate Purchase Amount of Receivables repurchased by the
          Seller or the Servicer                                                $           0.00
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